United States
Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2005 (July 25, 2005)
Internet Commerce Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or organization)	000-24996 (Commission File Number)	13-3645702 (I.R.S. Employer Identification No.)
6801 Governors Lake Parkway, Suite 110
Norcross, Georgia 30071
(Address of Principal Executive Offices)
(Zip Code)
(678) 533-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01
On July 25, 2005, Internet Commerce Corporation (the “Company”) informed The Nasdaq Stock Market, Inc. (“Nasdaq”) that Charles C. Johnston, who had served as a member of the Company’s Audit Committee, had resigned from the Company’s Board of Directors. As a result, Nasdaq notified the Company on July 25, 2005 that the Company is not in compliance with Nasdaq Rule 4350, which requires that the Company’s Audit Committee have a minimum of three members. Following Mr. Johnston’s resignation, the Company’s Audit Committee currently consists of two members. In accordance with Nasdaq Rule 4350(d)(4), the Company has been provided with a cure period until the earlier of the Company’s next annual meeting of stockholders or July 8, 2006, whichever is earlier, in order to regain compliance with Nasdaq Rule 4350. The Company has already commenced a search for a qualified candidate to fill the vacancy on the Board of Directors and Audit Committee and expects to be in compliance with Nasdaq Rule 4350 on or prior to the Company’s next annual meeting of stockholders.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Internet Commerce Corporation
By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated: July 29, 2005